                          NON-QUALIFIED STOCK OPTION AGREEMENT




October 21, 1998




Mr. Richard N. Anderson
Executive Vice President of Manufacturing and Media
Valassis Communications, Inc.
19975 Victor Parkway
Livonia, MI  48152

Dear Dick:

This Agreement confirms the grant of a Non-Qualified Stock Option to you effective as of September 15, 1998 (the "Effective Date') under the Valassis Communications, Inc. Amended and Restated 1992 Long-Term Incentive Plan (the "Plan"), upon the following terms and conditions:

          1. GRANT OF OPTION. Pursuant to action of the Compensation/Stock Option Committee of the Board of Directors (the "Committee") under the Plan, Valassis Communications, Inc. (the "Company") hereby grants to you a Non-Qualified Stock Option (hereinafter called the "Option") to purchase, subject to the terms and conditions hereinafter set forth, an aggregate 100,000 Common Shares of the Company at a per share purchase price equal to thirty-two and five-eighths dollars ($32.625) (the "Purchase Price"). The number of shares under the Option and the Purchase Price thereof shall be adjusted by the Committee, and you shall be entitled to such adjustment, upon the occurrence of any event described in Section 8 of the Plan. An equitable adjustment shall be determined by the Committee in good faith.

          2.  TIMES OF EXERCISE AND TERM OF THE OPTION.
              (a)Subject to Paragraph 3 hereof, the Option may not be exercised in any event for the first six months following the Effective Date.

              (b)Subject to Subsection 2(a) above, the Option shall become exercisable by you according to the vesting schedule set forth below at such time that the closing sales price per Common Share on the New York Stock Exchange is equal to or exceeds the following targets:

October 21, 1998
Page 2


        Percentage of Shares Subject to
        OPTION THAT BECOME EXERCISABLE   FAIR MARKET VALUE TARGET

             33.333%                     $42.00
             33.333%                     $47.00
             33.334%                     $52.00


              (c) Notwithstanding Subsections 2(a) and 2(b) above, all Common Shares with respect to which the Option is not then exercisable shall be come fully exercisable upon (i) termination of your employment by the Company other than for Cause, as defined in your Employment Agreement; (ii) termination of your employment for Good Reason, as defined in your Employment Agreement; or (iii) a Change in Control.

              (d)If fewer than the number of Common Shares then available for purchase pursuant to the Option are purchased at any time under this Agreement, you may purchase the remaining Common Shares at any subsequent time during the term of the Option. The Option shall expire in its entirety on the fourth anniversary of the Effective Date (the "Option Expiration Date") subject to earlier termination as hereinafter provided. The Option shall not be exercised for fractional shares. Notation of any partial exercise will be made by the Company on Schedule 1 hereto.

          3. CERTAIN EXERCISE REQUIREMENTS. The Option is exercisable by you only while you are in the employ of the Company or an Affiliate, except that:

              (a)Upon termination of your employment (i) by reason of death or Disability; or (ii) by the Company other than for Cause, the Option shall become immediately exercisable with respect to all Common Shares thereunder as of the date of such termination and shall be exercisable by you (or your beneficiary, in the case of your death) for a period of six months following the date of such termination, but in no event beyond the Option Expiration Date; and

               (b)Upon termination of your employment by the Company for Cause, or by you, the Option, to the extent exercisable as of the date of such termination (taking into account any acceleration of exercisability under Paragraph 2(c)), shall be exercisable by you for a period of six months following the date of such termination, but in no event beyond the Option Expiration Date.

          4. METHOD OF EXERCISE AND PAYMENT. Exercise of the Option shall be by written notice, in a form substantially as attached to this Agreement as Schedule A, delivered or mailed to the Secretary of the Company at its principal office specifying the number of Common
Shares as to which the Option is being exercised and identifying the Option by date of grant. Such notice shall be accompanied by the full amount of the Option exercise price for the Common

October 21, 1998
Page 3

Shares to be purchased in cash or by certified check or by delivery of whole Common Shares owned by you ("Optionee Stock") in full or partial payment of the exercise price. You will receive a credit against the purchase price of the Common Shares as to which the Option is being exercised equal to the Fair Market Value as defined in the Plan of such Optionee Stock as of the close of the business day immediately preceding the date of delivery of the notice of election to exercise the Option. Any Common Shares of Optionee Stock being delivered must be accompanied by a duly executed assignment to the Company in blank or with stock powers attached, together with a written representation that such Common Shares of Optionee Stock are owned by you free and clear of all liens, claims and encumbrances and such other representations as the Company shall determine. Only whole Common Shares of Optionee Stock with a Fair Market Value up to, but not exceeding, the Purchase Price of the Common Shares as to which the Option is being exercised will be accepted hereunder. Delivery of the Common Shares of Optionee Stock may be made at the office of the Company or at the offices of the transfer agent appointed for the transfer of Common Shares of the Company. The Committee may, in its discretion, refuse to accept any tendered payment in the form of Common Shares in which case it shall deliver the tender back to you and notify you of its refusal. In order to preserve your rights under any Option, you must, within three business days after such notification, tender to the Company the cash or certified check required to pay for the Common Shares with respect to which such Option is being exercised.

It shall be a condition to the Company's obligation to deliver Common Shares upon exercise of any portion of the Option that you pay, or make provisions satisfactory to the Company for the payment of any taxes which the Company is obligated to withhold or collect with respect to such exercise or otherwise with respect to the Option.

          5. SECURITIES LAW REQUIREMENTS. The Company shall use its best efforts to register the Common Shares covered by this Agreement (including to qualify them for sale under any state law) under the Securities Act of 1933, as amended (the "Act"), unless the disposition thereof is exempt from the registration requirements of the Act.

          6. INCORPORATION OF PLAN PROVISIONS. This Agreement is made pursuant to the Valassis Communications Inc. Amended and Restated 1992 Long-Term Incentive Plan and is subject to all the terms and provisions of such Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan.

           7. SHAREHOLDER RIGHTS. You shall not be, nor have any of the rights or privileges of, a holder of Common Shares in respect of any Common Shares purchasable upon the exercise of the Option, including any rights regarding voting or payment of dividends, unless and until a certificate representing such Shares has been delivered to you.

October 21, 1998
Page 4



          8. MISCELLANEOUS. This Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) may not be amended except in writing.

It is your intent and that of the Company that this Non-Qualified
Stock Option is not classified as an Incentive Stock Option and that any ambiguities in construction shall be interpreted in order to effectuate such intent.


To confirm your acceptance of the foregoing, please sign and return this Agreement to Barry P. Hoffman, Secretary, Valassis
Communications, Inc., 19975 Victor Parkway, Livonia, Michigan,
48152.


                             VALASSIS COMMUNICATIONS, INC.



                             By:\s\Barry P. Hoffman
                             ____________________________




AGREED:


\s\Richard N. Anderson
___________________________
Richard N. Anderson


Date: October 21, 1998
___________________________